UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 22, 2018

The New Home Company Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36283	27-0560089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Enterprise, Suite 450, Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)

(949) 382-7800
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.
On May 22, 2018, The New Home Company Inc. (the “Company”), IHP Capital Partners VI, LLC (“IHP”), Watt/TNHC, LLC (“Watt”), TCN/TNHC LP (“Tricon”) (collectively, the “Institutional Investors”), H. Lawrence Webb, Wayne J. Stelmar, Joseph D. Davis and Thomas Redwitz (the “Founders”) (in their individual capacities and as successors in interest to TNHC Partners LLC), entered into Amendment No. 1 (the “Amendment”) to that certain Investor Rights Agreement, dated as of February 5, 2014 (the “Investor Rights Agreement”). The Investor Rights Agreement was entered into in connection with the Company’s initial public offering. Pursuant to the Investor Rights Agreement, each Institutional Investor has the right to designate one individual for nomination and election to the Company’s board of directors (the "Board") for as long as such Institutional Investor owns 4% or more of the Company’s then-outstanding common stock (excluding shares of common stock that are subject to issuance upon the exercise or exchange of rights of conversion or any options, warrants or other rights to acquire shares). Each Institutional Investor also agrees to vote all shares of the Company’s common stock that it owns in favor of Messrs. Webb, Stelmar or Michael Berchtold (or, if at that time nominated as a director, Messrs. Davis or Redwitz) in any election in which Messrs. Webb, Stelmar or Berchtold (or, as the case may be, Messrs. Davis or Redwitz) is a nominee, and each of Messrs. Webb, Stelmar, Davis and Redwitz agree to vote all shares of the Company’s common stock that he owns in favor of each nominee designated by an Institutional Investor in any election of directors in which such a designee is a nominee. Since its execution, Douglas C. Neff has been the nominee designated by IHP, Nadine Watt has been the nominee designated by Watt and David Berman has been the nominee designated by Tricon.
Watt no longer owns the requisite amount of stock in order to maintain its nomination right and, accordingly, Ms. Watt was not re-nominated for election by the Board at this year’s Annual Meeting. Although, Tricon continues to own more than 4% of our common stock, it waived its nomination right, and, accordingly, Mr. Berman was not re-nominated for election by the Board at this year’s Annual Meeting. In connection with each of Watt and Tricon no longer having a nomination right, the parties to the Investor Rights Agreement entered into the Amendment which terminates the Investor Rights Agreement effective May 22, 2018 as to each of Watt and Tricon. As a result, among other things, as of May 22, 2018, Watt and Tricon are no longer bound by the voting obligations set forth in the Investor Rights Agreement.
Our Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 5, 2018 contains additional information regarding our relationships with the Institutional Investors and the Founders. The Amendment is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Company held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) on May 22, 2018. At the Annual Meeting, the Company's stockholders approved the amendment and restatement of the Company’s 2016 Incentive Award Plan (the “Amended Plan”). The Amended Plan was adopted by the Board on April 4, 2018; provided, however, that the Share Reserve Increase (as defined below), the increase to the ISO Limit (as defined below), the new Individual Limits (as defined below), and the new Director Limit (as defined below), each became effective following approval by the Company's stockholders on May 22, 2018.
The Amended Plan (i) increases the number of shares available under the 2016 Incentive Award Plan by 1,300,000 shares (the "Share Reserve Increase") to an aggregate of 2,100,000 shares; (ii) increases the number of shares which may be granted as incentive stock options by 1,300,000 shares to 2,100,000 shares (the "ISO Limit"); (iii) increases the number of shares that may be granted to any one person (other than a non-employee director) during any fiscal year of the Company by 100,000 shares to 600,000 shares and increases the maximum aggregate amount of cash that may be paid in cash to any one person (other than a non-employee director) during any fiscal year by $1,000,000 to $6,000,000 (collectively, the "Individual Limits"); (iv) increases the limit on the total aggregate value of cash compensation and equity-based awards for any non-employee director for such director's service as a non-employee director during any fiscal year by $50,000 to $350,000 (the "Director Limit"); (v) extends the term of the Amended Plan through April 4, 2028; (6) provides that dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met; and (7) removes certain provisions from the Amended Plan which were otherwise required for awards to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”) prior to its modification under the Tax Cuts and Jobs Act of 2017 (the “TCJA”).
The terms and conditions of the Amended Plan are described in the section entitled “Proposal 2 - Approval of the Amended and Restated 2016 Incentive Award Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 5, 2018. The foregoing description of the Amended Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended Plan, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, there were present in person or by proxy 20,464,799 votes, representing approximately 97.41% of the total outstanding eligible votes. The vote totals noted below are the final voting results from the Annual Meeting.

Proposal 1
The Company’s stockholders elected the following three directors to the Board for a term of office expiring at the 2021 annual meeting of stockholders and until their successors are duly elected and qualified, with voting results as follows:

Name	For	Withheld	Broker Non-Votes
Gregory P. Lindstrom	18,701,629	36,093	1,727,077
Cathey Lowe	18,710,550	27,172	1,727,077
Douglas C. Neff	18,541,023	196,699	1,727,077

As a result of Mr. Berman and Ms. Watt not being renominated, effective as of the date of the Annual Meeting, the Board reduced the size of the Board from eleven members to nine members.
Proposal 2
The Company’s stockholders elected to approve the amendment and restatement of the 2016 Incentive Award Plan, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
17,271,326	1,452,383	14,013	1,727,077
Proposal 3
The Company’s stockholders ratified of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2018, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
20,370,117	35,931	58,751	-

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1
Amendment No. 1 to Investor Rights Agreement among The New Home Company Inc., TNHC Partners LLC, IHP Capital Partners VI, LLC, WATT/TNHC, LLC, TCN/TNHC LP and collectively H. Lawrence Webb, Wayne J. Stelmar, Joseph D. Davis and Thomas Redwitz

10.2	The New Home Company Inc. Amended and Restated 2016 Incentive Award Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2018

The New Home Company Inc.

	By	/s/ John M. Stephens
John M. Stephens, Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description of Document

10.1
Amendment No. 1 to Investor Rights Agreement among The New Home Company Inc., TNHC Partners LLC, IHP Capital Partners VI, LLC, WATT/TNHC, LLC, TCN/TNHC LP and collectively H. Lawrence Webb, Wayne J. Stelmar, Joseph D. Davis and Thomas Redwitz

10.2	The New Home Company Inc. Amended and Restated 2016 Incentive Award Plan